Exhibit 99.1

Financial Media Group, Inc. CEO Issues Letter to Shareholders Outlining 2008 Operational and Strategic Goals

IRVINE, Calif., Jan. 14 /PRNewswire-FirstCall/ -- Financial Media Group, Inc. (OTC Bulletin Board: FNGP), a fully integrated financial brand builder focusing on developing better tools, education and financial social communities for both investors and publicly traded companies, today issued a letter to shareholders from the Company's Chairman and Chief Executive Officer, Albert Aimers, detailing key developments and achievements during 2007, and its strategic plans for 2008 and beyond. Aimers stated:

'While 2007 has been challenging for the Company's share price, our long-term strategic positioning continues to progress well and in accordance with our business plan. And, while our financial position is still being strengthened, with many of our newly integrated revenues streams not scheduled to take effect until the later part of calendar year 2008 or early in 2009, it is important to note that the full impact of our model has not been demonstrated as yet.

'The Company continues to execute its strategic plan to develop a portfolio of proprietary brands that integrate and leverage one another with the goal of capitalizing on the dramatic shift that is taking place within the financial media industry. As a consequence, we believe that Financial Media Group is now well positioned to be a legitimate contender for noted leadership in the fast evolving financial media space.

'Additionally, while there may be uncertainty present due to the Company's continuing losses and given our need to access additional growth capital, the executive team is firmly committed to the execution of its business plan. Some executives, including myself, have been purchasing stock from the Company and also on the open market because of the confidence we have in our strategic vision and our ability to successfully execute.

'Key Milestones Achieved in 2007:

1)	Proved our initial financial model and enhanced our traffic footprint as evidenced by Fiscal 2007 revenues reaching approximately $7 million and web traffic exceeding 700,000 visitors per month.

2)
Launched new web properties, including MyWallst.net (http://www.mywallst.net), a financial social community that is driven and promoted by user generated content, thus enhancing, the peer-to-peer aspect of investing sought out by the investment community; and WallStRadio (http://www.radio.wallst.net), an aggregate of original content and financial radio shows that are produced and syndicated by industry professionals, business news personalities and well known news organizations.

3)
Completed The Wealth Expo acquisition - Our newly purchased brick-and-mortar business produced two shows this year in Atlanta and at New York's prestigious Jacob Javits Center providing a forum for attendees to participate in information-rich educational seminars, and generating an exciting new revenue stream for our Company.

4)
Expanded the service offerings of Financial Filings Corp, our wholly- owned subsidiary focused on providing comprehensive business services to our publicly traded clients.  Although it does not offer any brand extension to our other WallSt brands, Financial Filings Corp. now provides significant integration opportunities for both the cost and sales aspects of our business. We are very excited about many additional expansion initiatives we have planned for the coming year.

5)
Established our sales office in New York City: Our new office in New York has given the Company more of a national presence, and has measurably contributed to our sales growth since it opened in March 2007.

'Over the past year, our Company has endeavored to make strategic, methodical investments in the expansion of our media-rich platform to allow us to better leverage, support and enhance our WallSt.net brand and growing suite of affiliated product and service offerings. As a result, we believe that vital elements of our infrastructure are now in place, and we are well poised to propel our growth in the coming year.

'When assessing our progress-to-date, we take great pride in the fact that our flagship web site, WallSt.net, has earned the trust and respect of investors, advertisers and business professionals, alike, through our insistence for excellence in all that we do. In fact, WallSt.net is currently enjoying record site traffic and is fast ascending in site rankings reported by several leading web usage tracking firms, such as Alexa.com, recently ranking us already among the top 25,000 of all Internet sites worldwide while at times reaching top 10,000.

'In 2007, we devoted considerable attention and resources to attracting users to WallSt.net through material content enhancements in hopes of delivering the most engaging Internet experience possible for our visitors. By forming strategic relationships with Inform Technologies LLC, and Answers Corp., among other important new partners, coupled with a number of homegrown initiatives, WallSt.net now offers visitors free access to video content from leading financial media outlets, blog content, personal finance articles and comprehensive reference materials.

'In keeping with Financial Media Group's underpinning strategy to leverage, extend and enhance our WallSt.net brand, we launched a financial social networking site, MyWallSt.net, in early 2007 -- an initiative that we believe will help drive potentially profound revenue growth for our Company in 2008 and beyond.

'By remaining focused on building our user audience, traffic to our branded sites will continue to rise, which in turn, will position us to win a broader range of national advertisers and corporate clients.

In addition, through our subsidiary Financial Filings Corp., we are building another high growth business centered on aiding our publicly traded clients with meeting SEC compliance and reporting requirements through professional Edgar filing services. In 2008, we will be further expanding the Financial Filings platform with the exciting roll-out of WallSt.Wire, a proprietary news wire service that we are developing.

I'm looking forward to sharing greater details about these expansion initiatives in the coming weeks and months. In the meantime, it is important to reiterate that steps we've taken over the past year have indeed led to our establishing a very strong foundation for future growth. We remain intent on building long term, enduring shareholder value and believe we have made the right investments in people, programs and partnerships to allow us to grow rapidly and efficiently in 2008 and beyond.

Key Milestones In Sight for 2008:

The Company has identified eight critical milestones that we will endeavor to achieve in calendar year 2008:

1)
Education: The Company plans to expand our revenue streams from a largely advertising-supported model to a model that includes e-commerce and B2C e-commerce. We intend to introduce financial education products ranging in price from $9.99 for books and other similar tools to $2500 for fully detailed seminars, as well as monthly subscriptions ranging in price from $9.99 per month for basic subscriptions to $99 per month for premium subscriptions.

2)
Television and Video: The Company is planning to introduce video content to our web platforms, as well as selected television programming to create new profit centers that both leverage and promote our WallSt portfolio of brands.

3)	Super Affiliate Marketing: Currently, the Company is developing a marketing model that will allow its members and users to earn cash by sharing our content with other users.

4)	Expansion of our Web universe: We expect to work towards increasing traffic to our branded web sites, with a goal of achieving more than 2.5 million unique visitors per-month by yearend.

5)	WallSt.net mobile platform: With Internet mobility fast gaining momentum and popularity among on-the-go consumers, we anticipate launching our new mobile platform for WallSt.net and affiliated sites.

6)
Seamless integration of Web platforms: Currently our web properties operate in different Web languages. We are currently revamping all of our Web properties to integrate into one universal language so that our sites can seamlessly interact with one another.

7)
Launch of a quarterly print publication: Publishing a print version of WallSt represents a natural and powerful extension of our flagship brand, and allow us to further enhance our ad revenue channels.

8)
Proprietary financial data modules and feeds: We are currently engaged in developing proprietary system enhancements that we expect will provide for greater search engine visibility, new B2B sales opportunities and broader market awareness of our WallSt. brands.

'Over the coming year, we also intend to work diligently towards educating the Wall Street community on the compelling investment opportunity inherent in Financial Media Group. Through our skilled execution and delivery of results, we are confident that, in time, our market valuation will more accurately reflect the promising growth potential our Company represents.

'In closing, I would like to express my appreciation to our valued shareholders, our dedicated employees and our many trusted partners and supporters. We are building something very special at Financial Media Group, and it is our goal that everyone associated with our Company will benefit as a result.'

About Financial Media Group, Inc.:

Financial Media Group, Inc. is a fully-integrated financial brand builder focused on developing tools, education, and financial social communities for both the retail investor and publicly traded companies. The Company's brand portfolio includes: WallSt.net (http://www.wallst.net), a branded financial consumer gateway that provides in-depth, original, media-rich editorial content, up-to-the-minute business news, and comprehensive financial tools and data for investors; MyWallSt.net (http://www.mywallst.net), the Web's first multimedia social network for the global financial community; Financial Filings Corp. (http://www.financialfilings.com), a wholly-owned subsidiary of the Company engaged in preparing, reviewing, and electronically filing financial documents with the SEC on behalf of its publicly traded clients; WallStRadio (http://radio.wallst.net), a hub for business news podcasts that features original content and more than 100 podcasts from well-known business news personalities and media outlets; and The Wealth Expo (http://www.wealthexpo.net), a wholly-owned subsidiary acquired in January 2007 that hosts financial conferences and seminars across the U.S. that showcase hundreds of exhibitors, financial education products, high profile speakers, and investment professionals. For more information, please visit http://www.financialmediagroupinc.com.

Forward-Looking Statements:

This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward- looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

    FOR MORE INFORMATION, PLEASE CONTACT:
    Elite Financial Communications Group, LLC
    Daniel Conway, Chief Strategist
    407-585-1080 or via email at fngp@efcg.net

SOURCE Financial Media Group, Inc.